EXHIBIT 12.1

May 8, 2026

Masterworks Vault 18, LLC

1 World Trade Center, 57th Floor,

New York, New York 10007

Re: Masterworks Vault 18, LLC Offering Statement on Form 1-A

Ladies and Gentlemen:

I have acted as counsel to Masterworks Vault 18, LLC, a Texas series limited liability company (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of an offering statement on Form 1-A (the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended. The Offering Statement includes offerings of various series of membership interests (each a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement and attached to the Amended and Restated Limited Liability Company Agreement of the Company (as amended, the “Company Operating Agreement”), prior to the issuance thereof.

The Offering Statement relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of the membership interests of a Series in the form of Class A ordinary shares, as designated on Schedule A to this opinion letter (the “Shares”), as further described in the Offering Statement, in connection with the consummation of the Restructuring Transactions (as defined in the Offering Statement).

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with rendering this opinion, I have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies.

I have reviewed: (a) the certificates of formation of the Company; (b) the certificate of conversion of the Company from a Delaware series limited liability company to a Texas series limited liability company; (c) the form of certificate of conversion of the Company from a Texas series limited liability company to a Delaware series limited liability company; (d) the amended and restated operating agreement of the Company; (e) the form of series designation; (f) the form of second amended and restated operating agreement; (g) the offering circular; (h) resolutions of the Board of Managers of the Company and (i) such other corporate documents, records, papers and certificates as I have deemed necessary for the purposes of the opinions expressed herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that (i) the Shares, when issued and delivered in the manner and/or the terms described in the Offering Statement as filed (after it is declared qualified), will be validly issued, fully paid and non-assessable under applicable laws of the State of Texas, and (ii) following and subject to the completion of the Restructuring Transactions (including the Company converting back to a Delaware series limited liability company as described in the Offering Statement) as filed (after it is declared qualified), the Shares will be validly issued, fully paid and non-assessable under applicable laws of the State of Delaware.

I express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Texas and the State of Delaware and (b) the federal laws of the United States. I express no opinion as to laws of any other jurisdiction. I assume no obligation to revise or supplement this opinion should the laws be changed after the effective date of the Offering Statement by legislative action, judicial decision or otherwise.

I hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to my name under the caption “Legal Matters” in the Offering Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Joshua B. Goldstein
Name:	Joshua B. Goldstein
Title:	General Counsel

SCHEDULE A

Series of Masterworks Vault 18, LLC

Series	Price per Class A Share	Maximum Class A Shares
Series 186	18.62	133,200
Series 190	17.05	33,300
Series 191	15.75	210,900
Series 192	14.77	83,250
Series 193	16.86	31,450
Series 195	22.81	40,600
Series 196	18.30	177,400
Series 197	22.18	210,950
Series 198	11.97	38,850
Series 199	15.48	61,050
Series 200	17.56	40,550
Series 201	16.59	39,950
Series 202	15.89	178,350
Series 203	18.60	36,100
Series 204	15.61	33,300
Series 205	25.17	36,100
Series 206	17.12	26,350
Series 207	11.95	19,450
Series 208	12.28	189,250
Series 209	16.17	26,350
Series 211	23.27	31,750
Series 212	18.38	41,750
Series 213	13.02	61,050
Series 214	22.14	88,800
Series 215	17.91	133,200
Series 216	15.87	41,650
Series 217	16.16	99,900
Series 218	17.94	127,650
Series 219	17.15	211,450
Series 220	15.20	74,950
Series 221	11.15	166,500
Series 222	13.49	27,750
Series 223	20.10	99,900
Series 224	14.62	70,750
Series 225	20.80	113,800
Series 226	16.96	61,500
Series 227	15.73	78,150
Series 228	17.96	505,050
Series 229	10.43	44,400
Series 230	8.44	86,050
Series 231	15.39	36,900
Series 232	20.56	55,500
Series 233	8.30	87,400
Series 234	16.31	52,750
Series 236	16.13	141,500
Series 244	11.60	36,100